UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

     On February 25, 2008, Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) entered into an agreement with a consortium comprising the Iraqi government and local Iraqi banks for the use of Net1’s UEPS technology in Iraq. Under the contract, Net1 will provide a customized UEPS banking and payment system to the consortium.

     The consortium, International Smart Card LLC, selected Net1 as its partner to assist with challenges currently encountered with regards to the payment and distribution of cash disbursements in Iraq. It is expected that the UEPS technology will also be utilized by Iraqi citizens living abroad, via bank branches in other countries.

     The deployment of the UEPS Banking and Payments System will provide a ubiquitous platform for most retail payment transactions in Iraq by providing interoperability between automatic teller machines, point of sale devices and bank branches. The UEPS technology will provide offline and online transaction processing solutions to enable affordable products and services to be offered to Iraqi citizens irrespective of where they reside. Projects identified include the payment of social grants to war victims, employee salary/wage payments and banking products and financial services. The first project will pilot the solution for the distribution of social grant payments to war victims.

     The Company expects to commence this project in the fourth quarter of fiscal 2008 and expects to generate revenue from this arrangement in the first quarter of fiscal 2009. Under the agreement, Net1 will receive ongoing transaction and license fees, as well as payments for the provision of outsourcing services and the sale of hardware.

     This Current Report on Form 8-K contains forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: February 28, 2008	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer